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                           POWER OF ATTORNEY

     I, the undersigned Trustee of each of the funds listed on Schedule A hereto, hereby severally constitute and appoint John Hill, George Putnam III, Charles E. Porter, Patricia Flaherty, John W. Gerstmayr, Bryan Chegwidden and Gordon H. Silver, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me, and in my name and in the capacity indicated below, the Registration Statements on Form N-2 or Form N-14 of each of the funds listed on Schedule A hereto and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

     WITNESS my hand and seal on the date set forth below.

SIGNATURE                                   TITLE                   DATE

/s/ Charles B. Curtis
----------------------------------          Trustee                 July 1, 2001
Charles B. Curtis

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SCHEDULE A

Putnam California Investment Grade Municipal Trust
Putnam Convertible Opportunities and Income Trust
Putnam High Income Convertible and Bond Fund
Putnam High Yield Municipal Trust
Putnam Investment Grade Municipal Trust
Putnam Investment Grade Municipal Trust II
Putnam Investment Grade Municipal Trust III
Putnam Managed High Yield Trust
Putnam Managed Municipal Income Trust
Putnam Master Income Trust
Putnam Master Intermediate Income Trust
Putnam Municipal Opportunities Trust
Putnam New York Investment Grade Municipal Trust
Putnam Premier Income Trust
Putnam Tax-Free Health Care Fund